UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 26, 2004
Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California	92880
(Address of principal executive offices)	(Zip Code)

(909) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

On March 26, 2004, the Board of Directors (the “Board”) of Watson Pharmaceuticals, Inc. (the “Company”) voted to increase the size of the Company’s current Board from 8 to 9 members, leaving one vacancy.  The Board appointed Catherine M. Klema to fill the newly created vacancy.

Ms. Klema currently is President, Nettleton Advisors LLC, a financial advisory and strategic consulting company, where she is responsible for assisting healthcare clients in developing acquisition strategies, analyzing business prospects and executing transactions.  Previously, Ms. Klema served as Managing Director, Healthcare Investment Banking, for SG Cowen Securities.  Ms. Klema also served as Head and Managing Director of Healthcare Investment Banking for Furman Selz, LLC as well as Senior Vice President for Lehman Brothers.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

c.	Exhibit
	99.1	News Release dated March 26, 2004 titled “Watson Pharmaceuticals Appoints Catherine M. Klema to Board of Directors.”

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 30, 2004.	WATSON PHARMACEUTICALS, INC.

		By:	/s/David A. Buchen

David A. Buchen,
Senior Vice President, General Counsel
and Secretary